Exhibit 9.1

AGREEMENT

The undersigned hereby agree that a single Schedule 13G (or any amendment thereto) relating to the Common Stock of the Issuer shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13G.

Dated: August 11, 2026

MIH Fintech Investments B.V.

By:	/s/ F.A.Y. Olbers
	Name:	F.A.Y. Olbers
	Title:	Director

NASPERS LIMITED

By:	/s/ N. Marais
	Name:	N. Marais
	Title:	CFO

Prosus N.V.

By:	/s/ N. Marais
	Name:	N. Marais
	Title:	CFO